BRANDEN T. BURNINGHAM

ATTORNEY AT LAW

455 EAST 500 SOUTH, SUITE 205

SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA

TELEPHONE: (801) 363-7411

FACSIMILE: (801) 355-7126

August 30, 2012

Future Healthcare of America

1010 East First Street, Suite A

Casper, Wyoming  82601

Re:  Future Healthcare of America, a Wyoming corporation (the "Company")

Ladies and Gentlemen:

I refer to the Company's Registration Statement on Form S-1 under the Securities Act of 1933 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission today in connection with the Company’s Registration Statement on Form S-1, as amended, which was declared effective by the Securities and Exchange Commission on August 22, 2012 (SEC File No. 333-182338). The Registration Statement relates to the registration and proposed offer, sale and issuance of 50,000 shares of the Company’s common stock having a par value of one mill ($0.001) per share (the “Common Stock”), all as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus.

Assumptions

In rendering the opinion expressed below, I have assumed, with your permission and without independent verification or investigation:

1.  That all signatures on documents I have examined in connection herewith are genuine and that all items submitted to me as original are authentic and all items submitted to me as copies conform with originals;

2.  Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3.  That each of the documents referred to constitutes the legal, valid and binding obligation of the party executing the same; and

4.  That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

It is further understood that the opinion set forth below is to be used solely in connection with the offer, sale and issuance of the Common Stock while the Registration Statement is effective.

In connection herewith, I have examined the following documents:

1.  Articles of Incorporation of the Company;

2.  Bylaws of the Company;

3.  The Registration Statement; and

4.  Unanimous Consents of the Company's Board of Directors and sole stockholder.

I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances.  Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

Based upon my examination mentioned above, and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that the Common Stock has been duly authorized by the Company and, upon issuance and delivery thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, the Common Stock will be legally issued, fully paid and non-assessable.

The opinion expressed herein is based upon and limited to the laws of the State of Wyoming.  I express no opinion herein as to any other laws, statutes or regulations. The opinion contained herein is based upon the facts in existence and the laws in effect on the date hereof and I expressly disclaim any obligation to update my opinion herein, regardless of whether changes in such facts or laws come to my attention after the date hereof.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to me in the Prospectus under the caption "Legal Matters."

Sincerely yours,

/s/ Branden T. Burningham

Branden T. Burningham